Exhibit 99.1

NEWS

CHARTER COMMUNICATIONS INDUSTRY VETERAN AND PRESIDENT & COO JOHN BICKHAM TO RETIRE END OF 2022

Rich DiGeronimo and Chris Winfrey to Expand Responsibilities

STAMFORD, Conn. – Feb. 3, 2021 – Charter Communications, Inc. (NASDAQ: CHTR) today announced that 35-year industry veteran and President & Chief Operating Officer John Bickham plans to retire at the end of 2022.

“It has been a privilege to work alongside John for nearly 30 of his 35 years in the cable industry,” said Tom Rutledge, Charter Communications Chairman and CEO. “He is widely regarded as one of the best operators in cable and has been instrumental in the successful integration of our three companies, and subsequent trajectory as the fastest growing cable company in the nation. I am grateful that he will remain as President & COO to provide continued leadership and support throughout this transition.”

During this period, and in preparation for the future and Charter’s continued success, the company is announcing that both Rich DiGeronimo, Chief Product and Technology Officer, and Chris Winfrey, Chief Financial Officer will take on additional responsibilities.

Effective immediately, Mr. DiGeronimo will add oversight of Spectrum Reach – Charter’s advertising sales business led by Executive Vice President David Kline – to his current responsibilities of leading of the Product and Technology organization, which both develops Charter’s competitive products and builds the tools and systems to support customers and employees enterprise-wide. Mr. DiGeronimo will report directly to Mr. Rutledge.

In addition to continuing as CFO, Mr. Winfrey will assume operational leadership for Sales and Marketing, and Spectrum Community Solutions overseen by Jon Hargis, Executive Vice President, Chief Marketing Officer, and Adam Ray, Executive Vice President, Spectrum Community Solutions, respectively. Mr. Winfrey will report to Mr. Bickham on operations and to Mr. Rutledge as CFO. Mr. Winfrey also will retain responsibility for Spectrum Enterprise led by Bill Archer, Executive Vice President.

“We have developed a sound operating strategy and an outstanding leadership team at Charter,” added Mr. Rutledge. “Chris’s influence on our operations has expanded beyond traditional finance areas, and I look forward to seeing the impact of his leadership more formally within our cable operations. Under Rich’s guidance, the technology team has shaped the customer experience through our leading products and services, and it is that innovation and collaborative spirit that will benefit Spectrum Reach as it helps businesses reach their audiences in new ways.”

Mr. Bickham will continue to oversee the Field Operations, Customer Operations, Network Operations, and FP&A and Business Planning teams led by Tom Adams, Executive Vice President, Field Operations; Cliff Hagan, Executive Vice President, Customer Operations; Magesh Srinivasan, Executive Vice President, Network Operations; and Jim Nuzzo, Executive Vice President, FP&A and Business Planning, respectively.

David Ellen, Senior Executive Vice President; Catherine Bohigian, Executive Vice President, Government Affairs; and Rick Dykhouse, Executive Vice President, General Counsel and Corporate Secretary, will continue to report to Mr. Rutledge.

About Charter

Charter Communications, Inc. (NASDAQ:CHTR) is a leading broadband connectivity company and cable operator serving more than 31 million customers in 41 states through its Spectrum brand. Over an advanced communications network, the company offers a full range of state-of-the-art residential and business services including Spectrum Internet®, TV, Mobile and Voice.

For small and medium-sized companies, Spectrum Business® delivers the same suite of broadband products and services coupled with special features and applications to enhance productivity, while for larger businesses and government entities, Spectrum Enterprise provides highly customized, fiber-based solutions. Spectrum Reach® delivers tailored advertising and production for the modern media landscape. The company also distributes award-winning news coverage, sports and high-quality original programming to its customers through Spectrum Networks and Spectrum Originals. More information about Charter can be found at corporate.charter.com.

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Media Contacts:
Cameron Blanchard, cameron.blanchard@charter.com

Investor Relations
Stefan Anningner, stefan.anninger@charter.com

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This communication includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, our plans, strategies and prospects, both business and financial. Although we believe that our plans, intentions and expectations as reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions including, without limitation, the factors described under "Risk Factors" from time to time in our filings with the SEC. Many of the forward-looking statements contained in this communication may be identified by the use of forward-looking words such as "believe," "expect," "anticipate," "should," "planned," "will," "may," "intend," "estimated," "aim," "on track," "target," "opportunity," "tentative," "positioning," "designed," "create," "predict," "project," "initiatives," "seek," "would," "could," "continue," "ongoing," "upside," "increases" and "potential," among others.

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